October 20, 2026 For Immediate Release

Press Release

Heartland Express, Inc. Reports Net Income and Financial Results for the Third Quarter of 2026

NORTH LIBERTY, IOWA - October 20, 2026 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the three and nine months ended September 30, 2026.

Three months ended September 30, 2026:
•Operating Revenue of $179.5 million,
•Net Income of $1.0 million,
•Basic Earnings per Share of $0.01,
•Operating Ratio of 98.7% (a 500bp improvement to Q3 2025) and 97.6% Non-GAAP Adjusted Operating Ratio(1),
•Purchased 183,371 shares of our common stock for $2.2 million,
•Payments of $35 million to reduce outstanding acquisition-related debt,
•Total Assets of $1.1 billion, including $48.5 million of Cash,
•Stockholders' Equity of $754.1 million.

Nine months ended September 30, 2026:
•Operating Revenue of $539.9 million,
•Net Income of $6.7 million,
•Basic Earnings per Share of $0.09,
•Operating Ratio of 97.1% and 95.7% Non-GAAP Adjusted Operating Ratio(1),
•Purchased 355,432 shares of our common stock for $4.6 million,
•Smith Transport debt and equipment leases eliminated,
•Payments of $59.9 million to reduce outstanding debt and finance lease obligations. Acquisition-related debt and finance lease obligations reduced from $494.1 million in 2022 to $99.9 million.

Heartland Express Chief Executive Officer Mike Gerdin commented on the quarterly operating results and ongoing initiatives of the Company, "Our consolidated operating results for the three months ended September 30, 2026, reflect significant operating ratio improvement (98.7%) as compared to the third quarter of 2025 (103.7%). The improved financial results reflect stronger freight volumes and improved customer pricing resulting from ongoing industry capacity reductions, even though we do not expect the positive impacts of ongoing contract negotiations to be fully reflected in our operating results until 2027. During the third quarter of 2026, we continued to pay down acquisition-related debt and repurchase shares of our common stock. Our operating expenses were significantly impacted by rising fuel costs throughout the quarter, along with inflationary impacts to maintenance, repairs, and other employee-related costs. We expect to rely on our positive cash flows from operations to invest in our fleet of tractors and trailers over the remainder of the year. This allows us to continue our commitment to our professional drivers and our customers, to provide the latest and most efficient equipment throughout our operating fleet for their benefit."

Financial Results

For the three months ended September 30, 2026, the Company delivered operating revenues of $179.5 million, compared to $196.5 million in the same period of 2025. Operating revenues for the quarter included fuel surcharge revenues of $32.7 million, compared to $24.1 million in the same period of 2025. Net income was $1.0 million, as compared to a net loss of ($8.3) million in the third quarter of 2025. Basic earnings per share was $0.01 during the quarter, as compared to basic loss per share of $(0.11) in the same period of 2025. The Company posted an operating ratio of 98.7%, non-GAAP adjusted operating ratio(1) of 97.6%, and net income as a percentage of operating revenues of 0.5% in the third quarter of 2026 compared to 103.7%, 103.5%, and (4.2)% (net loss as a percentage of operating revenues) respectively, in the third quarter of 2025.

For the nine months ended September 30, 2026, the Company delivered operating revenues of $539.9 million, compared to $626.4 million in the same period of 2025. Operating revenues for the period included fuel surcharge revenues of $86.9 million, compared to $75.0 million in the same period of 2025. Operating income for the nine-month period ended September 30, 2026 was $15.6 million, compared to an operating loss of $(34.6) million in the same period of the prior year, an improvement of $50.2 million. Net income was $6.7 million, compared to net loss of $(33.0) million in the same period of the prior year. Basic earnings per share was $0.09 during the nine-month period as compared to $(0.42) basic loss per share during the same period of 2025. The Company posted an operating ratio of 97.1%, non-GAAP adjusted operating ratio(1) of 95.7%, and net income as a percentage of operating revenues of 1.2% for the nine months ended September 30, 2026 compared to 105.5%, 105.6%, and (5.3)% (net loss as a percentage of operating revenues) respectively, in the same period of the prior year.

Balance Sheet, Liquidity, and Capital Expenditures

As of September 30, 2026, the Company had $48.5 million in cash balances, an increase of $30.0 million since December 31, 2025. Debt of $99.9 million remains at September 30, 2026, down from total combined debt and finance lease obligations of $494.1 million related to the Smith Transport and Contract Freighters, Inc. acquisitions in 2022. These reductions occurred during very challenging truckload operating conditions during the same period. The acquisition-related debt and finance lease obligations of Smith Transport were fully retired in the first three months of 2026. There were no borrowings under the Company's unsecured line of credit at September 30, 2026. The Company had $88.8 million in available borrowing capacity on the line of credit as of September 30, 2026 after consideration of $11.2 million of outstanding letters of credit. The Company continues to be in compliance with associated financial covenants. The Company ended the quarter with total assets of $1.1 billion and stockholders' equity of $754.1 million.

Net cash flows from operations for the first nine months of 2026 were $55.1 million or 10.2% of operating revenue. The primary uses of cash for financing activities were $59.9 million used for repayment of debt and financing leases along with $4.6 million for dividends paid and $4.6 million for repurchases of common stock. Cash provided by investing activities included $44.7 million from net property and equipment transactions.

The average age of the Company's consolidated tractor fleet was 2.3 years as of September 30, 2026 compared to 2.6 years as of September 30, 2025. The average age of the Company's consolidated trailer fleet was 7.1 years as of September 30, 2026 compared to 7.5 years as of September 30, 2025. We expect to continue to dispose of excess trailers within our fleet as used equipment market conditions improve. For the remainder of 2026, we currently expect total net capital expenditures to be approximately $2 to $5 million and $9 to $13 million of total gains on disposal of property and equipment.

The Company continues its commitment to stockholders through the payment of cash dividends. Our regular dividend of $0.02 per share was declared during the third quarter of 2026 and paid on October 7,

2026. The Company has now paid cumulative cash dividends of $566.1 million, including four special dividends, ($2.00 in 2007, $1.00 in 2010, $1.00 in 2012, and $0.50 in 2021) over the past ninety-three consecutive quarters since 2003. Our outstanding shares at September 30, 2026 were 77.2 million. A total of 2.2 million shares of common stock have been repurchased for $22.9 million over the past five years. The Company has the ability to repurchase an additional 4.5 million shares under the current authorization which would result in 72.7 million outstanding shares if fully executed.

Other Information

During the third quarter of 2026, our family of operating brands continued to deliver award-winning service as Heartland Express was recognized with the FedEx Yearly Performer award for outstanding performance and received Logistics Management Magazine’s 2026 Quest for Quality Award within the Expedited Motor Carriers classification.

Operating revenue excluding fuel surcharge revenue, adjusted operating income (loss), and adjusted operating ratio are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results. We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP, is included in the table at the end of this press release.

This press release may contain statements that might be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future,” “ensure,” “outlook,” and similar terms and phrases. In this press release, the statements relating to freight supply and demand, our ability to react to and capitalize on changing market conditions, the expected impact of operational improvements and strategic changes, progress toward our goals, future capital expenditures, future dispositions of revenue equipment and property and gains therefrom, future profitability, and future stock repurchases, dividends, and debt repayment are forward-looking statements. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties, and undue reliance should not be placed on such statements. Actual events may differ materially from those set forth in, contemplated by, or underlying such statements as a result of numerous factors, including, without limitation, those specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The Company assumes no obligation to update any forward-looking statements, which speak as of their respective dates.

Contact: Heartland Express, Inc. (319-645-7060) Mike Gerdin, Chief Executive Officer Chris Strain, Chief Financial Officer

HEARTLAND EXPRESS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
OPERATING REVENUE	$179,504	$196,547	$539,887	$626,354

OPERATING EXPENSES:
Salaries, wages, and benefits	$65,894	$77,253	$204,123	$257,649
Rent and purchased transportation	9,284	12,303	30,540	39,920
Fuel	43,236	34,081	116,523	105,708
Operations and maintenance	12,261	15,367	36,910	50,085
Operating taxes and licenses	3,759	4,241	11,476	13,404
Insurance and claims	9,329	15,342	33,891	41,419
Communications and utilities	1,956	2,187	5,530	6,658
Depreciation and amortization	30,963	38,742	98,426	121,833
Other operating expenses	8,357	10,971	27,116	35,501
Gain on disposal of property and equipment	(7,832)	(6,688)	(40,199)	(11,254)

	177,207	203,799	524,336	660,923

Operating income (loss)	2,297	(7,252)	15,551	(34,569)

Interest income	490	235	1,067	561
Interest expense	(1,589)	(2,908)	(5,677)	(8,974)

Income (loss) before income taxes	1,198	(9,925)	10,941	(42,982)

Federal and state income tax (benefit)	239	(1,641)	4,221	(9,971)

Net Income (loss)	$959	$(8,284)	$6,720	$(33,011)

Income (loss) per share
Basic	$0.01	$(0.11)	$0.09	$(0.42)
Diluted	$0.01	$(0.11)	$0.09	$(0.42)

Weighted average shares outstanding
Basic	77,317	77,465	77,392	78,024
Diluted	77,392	77,518	77,427	78,086

Dividends declared per share	$0.02	$0.02	$0.06	$0.06

HEARTLAND EXPRESS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)
	September 30,	December 31,
ASSETS	2026	2025
CURRENT ASSETS
Cash and cash equivalents	$48,503	$18,475
Trade receivables, net	75,530	74,172
Prepaid tires	11,103	11,626
Other current assets	18,678	9,181
Income taxes receivable	—	1,146
Total current assets	153,814	114,600

PROPERTY AND EQUIPMENT	962,225	1,148,693
Less accumulated depreciation	411,637	481,471
	550,588	667,222
GOODWILL	322,597	322,597
OTHER INTANGIBLES, NET	65,749	69,512
OTHER ASSETS	14,772	14,686
DEFERRED INCOME TAXES, NET	1,186	1,353
OPERATING LEASE RIGHT OF USE ASSETS	14,291	1,647
	$1,122,997	$1,191,617
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$27,578	$33,479
Compensation and benefits	24,346	25,061
Insurance accruals	29,579	31,437
Long-term debt and finance lease liabilities - current portion	99,890	5,714
Operating lease liabilities - current portion	3,287	1,330
Other accruals	13,190	13,143
Income taxes payable	2,972	—
Total current liabilities	200,842	110,164
LONG-TERM LIABILITIES
Income taxes payable	5,906	5,427
Long-term debt and finance lease liabilities less current portion	—	154,059
Operating lease liabilities less current portion	11,004	317
Deferred income taxes, net	120,738	133,629
Insurance accruals less current portion	30,410	32,702
Total long-term liabilities	168,058	326,134
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Capital stock, common, $.01 par value; authorized 395,000 shares; issued 90,689 in 2026 and 2025; outstanding 77,203 and 77,445 in 2026 and 2025, respectively	907	907
Additional paid-in capital	2,197	2,979
Retained earnings	967,484	965,405
Treasury stock, at cost; 13,486 and 13,244 in 2026 and 2025, respectively	(216,491)	(213,972)
	754,097	755,319
	$1,122,997	$1,191,617

(1)

GAAP to Non-GAAP Reconciliation Schedule:
Operating revenue excluding fuel surcharge revenue, adjusted operating expenses, adjusted operating income (loss), and adjusted operating ratio reconciliation (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited, in thousands)		(Unaudited, in thousands)

Operating revenue	$179,504	$196,547	$539,887	$626,354
Less: Fuel surcharge revenue	32,723	24,122	86,909	74,952
Operating revenue, excluding fuel surcharge revenue	146,781	172,425	452,978	551,402

Operating expenses	177,207	203,799	524,336	660,923
Less: Fuel surcharge revenue	32,723	24,122	86,909	74,952
Less: Amortization of intangibles	1,254	1,254	3,763	3,763
Adjusted operating expenses	143,230	178,423	433,664	582,208

Operating income (loss)	2,297	(7,252)	15,551	(34,569)
Adjusted operating income (loss)	$3,551	$(5,998)	$19,314	$(30,806)

Operating ratio	98.7%	103.7%	97.1%	105.5%
Adjusted operating ratio	97.6%	103.5%	95.7%	105.6%

(a) Operating revenue excluding fuel surcharge revenue, as reported in this press release is based upon operating revenue minus fuel surcharge revenue. Adjusted operating income (loss) as reported in this press release is based upon operating revenue excluding fuel surcharge revenue, less operating expenses, net of fuel surcharge revenue, and non-cash amortization expense related to intangible assets. Adjusted operating ratio as reported in this press release is based upon operating expenses, net of fuel surcharge revenue, and amortization of intangibles, as a percentage of operating revenue excluding fuel surcharge revenue. We believe that operating revenue excluding fuel surcharge revenue, adjusted operating income (loss), and adjusted operating ratio are more representative of our underlying operations by excluding the volatility of fuel prices, which we cannot control. Operating revenue excluding fuel surcharge revenue, adjusted operating income (loss), and adjusted operating ratio are not substitutes for operating revenue, operating income (loss), or operating ratio measured in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that operating revenue excluding fuel surcharge revenue, adjusted operating income (loss), and adjusted operating ratio improve comparability in analyzing our period-to-period performance, they could limit comparability to other companies in our industry if those companies define such measures differently. Because of these limitations, operating revenue excluding fuel surcharge revenue, adjusted operating income (loss), and adjusted operating ratio should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.